EXHIBIT 11.01

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
                         RIO HOTEL & CASINO, INC. and SUBSIDIARIES
                         COMPUTATION OF EARNINGS PER COMMON SHARE


                                                                  THREE MONTHS ENDED
                                                         SEPTEMBER 30,          SEPTEMBER 30,
                                                             1995                   1994
                                                          (Unaudited)            (Unaudited)

PRIMARY:
   EARNINGS:
      NET INCOME                                         $   4,884,691          $   4,021,856

   SHARES:
      WEIGHTED AVERAGE NUMBER OF COMMON SHARES
         AND EQUIVALENTS OUTSTANDING                        21,338,335             21,348,108
      STOCK OPTIONS                                            295,543                373,892

      WEIGHTED AVERAGE NUMBER OF COMMON SHARES
         OUTSTANDING, AS ADJUSTED                           21,633,878             21,722,000

   EARNINGS PER COMMON SHARE:
      NET INCOME PER COMMON SHARE                        $        0.23          $        0.19


FULLY DILUTED:
   EARNINGS:
      NET INCOME                                         $   4,884,691          $   4,021,856

   SHARES:
      WEIGHTED AVERAGE NUMBER OF COMMON SHARES
         AND EQUIVALENTS OUTSTANDING                        21,338,335             21,348,108
      STOCK OPTIONS                                            295,543                373,892

      WEIGHTED AVERAGE NUMBER OF COMMON SHARES
         OUTSTANDING, AS ADJUSTED                           21,633,878             21,722,000

   EARNINGS PER COMMON SHARE:
      NET INCOME PER COMMON SHARE                        $        0.23          $        0.19
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
                         RIO HOTEL & CASINO, INC. and SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE (CONTINUED)


                                                                  NINE MONTHS ENDED
                                                         SEPTEMBER 30,          SEPTEMBER 30,
                                                             1995                   1994
                                                          (Unaudited)            (Unaudited)

PRIMARY:
   EARNINGS:
      NET INCOME                                         $  14,310,688          $  12,781,146

   SHARES:
      WEIGHTED AVERAGE NUMBER OF COMMON SHARES
         AND EQUIVALENTS OUTSTANDING                        21,308,367             21,273,991
      STOCK OPTIONS                                            325,162                457,255

      WEIGHTED AVERAGE NUMBER OF COMMON SHARES
         OUTSTANDING, AS ADJUSTED                           21,633,529             21,731,246

   EARNINGS PER COMMON SHARE:

      NET INCOME PER COMMON SHARE                        $        0.66          $        0.59


FULLY DILUTED:
   EARNINGS:
      NET INCOME                                         $  14,310,688          $  12,781,146

   SHARES:
      WEIGHTED AVERAGE NUMBER OF COMMON SHARES
         AND EQUIVALENTS OUTSTANDING                        21,308,367             21,273,991
      STOCK OPTIONS                                            327,088                457,602

      WEIGHTED AVERAGE NUMBER OF COMMON SHARES
         OUTSTANDING, AS ADJUSTED                           21,635,455             21,731,593

   EARNINGS PER COMMON SHARE:

      NET INCOME PER COMMON SHARE                        $        0.66          $        0.59
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